Exhibit 10.8

LEASE

dated as of April 15, 2014

FAA Authorization Code:

International Registry File Numbers:

(Airframe):

(Engine No. 1):

(Engine No. 2):

THIS LEASE (together with all supplements, annexes, exhibits and schedules attached hereto and as amended or otherwise modified from time to time, this “Lease”) is between Moelis & Company Manager LLC, a limited liability company organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, if any, “MCM”) and Moelis & Company Group LP, a limited partnership organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, if any, “LP”).

WHEREAS, MCM desires to lease the Aircraft to LP, and LP desires to lease the Aircraft from MCM;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency are hereby acknowledged, MCM and LP agree as follows:

1.              LEASING:

a.                                      Subject to the terms and conditions set forth below, MCM agrees to lease to LP, and LP agrees to lease from MCM, the aircraft, including the airframe, engines and all appurtenant equipment and property (together hereinafter the “Aircraft”) described in Annex A.

b.                                      The obligation of LP to lease the Aircraft from MCM is subject to the satisfaction of the following conditions:

i.                                          MCM has delivered, or has caused to be delivered, to Insured Aircraft Title Service, Inc., Attention: Kirk Woford, President (“Escrow Holder”) releases in recordable form sufficient to release all pledges, liens, encumbrances (including irrevocable de-registration and export authorizations), charges, international interests or claims of any kind against the Aircraft other than those that result from (a) the respective rights of MCM and LP as herein provided, (b) liens for taxes not yet due or (c) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of MCM for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in LP’s reasonable judgment have been provided to LP (“Releases”), together with authorization to, at the Closing, file such releases with the FAA and discharge such international interests, and MCM has performed or complied with all agreements, covenants and conditions required by this Lease to be performed or complied with by MCM prior to or at the Closing.

ii.                                       Escrow Holder has delivered to LP a “priority search certificate” (as defined in the Regulations of the International Registry) in favor of LP obtained from the International Registry of Mobile Assets (the “International Registry”) established pursuant to the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol thereto On Matters Specific To Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”) confirming that there is no “international interest” (as defined in the Cape Town Convention) registered with respect to the Aircraft.

iii                                       Each of the representation and warranties made by MCM is true and correct on and as of the Closing.

c.                                       The obligation of MCM to lease the Aircraft to LP is subject to the satisfaction of the following conditions::

i.                                          LP has delivered to MCM an amount sufficient to pay Interim Rent; and LP has performed or complied with all agreements, covenants and conditions required by this Lease to be performed or complied with by LP prior to or at the Closing.

ii.                                       MCM has received certificates of insurance evidencing that the insurance policies obtained by LP comply with the requirements of section 10.

iii.                                    Each of the representations and warranties made by LP is true and correct on and as of the Closing.

d.                                      Prior to the closing of the Transactions (as defined below) (the “Closing”):

i.                                          MCM will consent to Escrow Holder’s request made through the International Registry to the appointment of Escrow Holder as MCM’s “professional user entity” (as defined in the Regulations of the International Registry) with respect to the Aircraft.

ii.                                       LP will consent to Escrow Holder’s request made through the International Registry to the appointment of Escrow Holder as LP’ s professional user entity with respect to the Aircraft.

iii.                                    MCM will cause the Aircraft to be located at Van Nuys Airport, Van Nuys, California, or such other place as may be agreed by LP and MCM (the “Delivery Location”).

e.                                       At the Closing, (i) at the Delivery Location, MCM will deliver to LP the Aircraft and the Aircraft Documents and LP and MCM will each execute and deliver a Memorandum of Delivery in the form of Annex C; and (ii) Escrow Holder will (a) file with the FAA any Releases; (b) effect the discharge of any international interest in the Aircraft and any irrevocable de- registration and export authorization with respect to the Aircraft other than those that result from the respective rights of MCM and LP as herein provided; (c) file with the FAA a copy of this Lease provided by the parties that has had all confidential information redacted from its annexes; (d) register with the International Registry MCM’s international interests in the Aircraft under this Lease and its related documents (collectively, the “Documents”); and (e) pay at MCM’s direction from funds deposited by LP the Interim Rent less MCM’s share of the amounts set forth in section 1.f. All documents, funds and other items to be delivered at the Closing will be deemed to have been delivered simultaneously, and no delivery will be effective until all such items have been delivered.

f.                                        Buyer and Seller will each pay one-half of Escrow Holder’s fees and costs.

g.                                       With respect to each repair, maintenance, service or subscription agreement relating to the Aircraft, including the CFE Company Customer Service Plan relating to the engines, the Honeywell Maintenance Service Plan relating to the APU, the Rockwell Collins Corporate Aircraft Service Program relating to the avionics and the Clay Lacy Aviation Aircraft Management Services Agreement relating to the management of the Aircraft (collectively, “Support Contracts”), MCM will pay all amounts, and perform all obligations, due with respect to all operations or periods prior to the Closing and LP will pay all amounts, and perform all obligations, due with respect to all operations or periods between the Closing and the later of LP’s return of the Aircraft to MCM in accordance with, and in full satisfaction of, section 11 and the expiration or termination of this Lease. MCM will pay all overflight, navigation and similar fees and charges (including Eurocontrol and NavCanada fees and charges) (collectively, “Overflight/Navigation Fees”) with respect to all operations and periods prior to the Closing and LP will pay all Overflight/Navigation Fees with respect to all operations and periods between the Closing and the later of LP’ s return of the Aircraft to MCM in accordance with, and in full satisfaction of, section 11 and the expiration or termination of this Lease.

2.              ACKNOWLEDGEMENT:

a.                                      LP acknowledges that MCM has provided LP with the opportunity to inspect the Aircraft and that LP has determined that the Aircraft and the Aircraft Documents are in the following condition: (i) all historical records required to be maintained by MCM with respect to the Aircraft, logs (including flight, engine, airframe and components logs) and all associated documentation — including an FAA-approved aircraft flight manual, manufacturer’s maintenance and inspection manual and parts catalog — are in the English language and such historical records and logs are original, up-to-date and complete from the date of manufacture through the Closing; (ii) all applicable airworthiness directives and mandatory service bulletins with compliance deadlines on or before the Closing are fully complied with through available corrective modification in lieu of operating manual restrictions; (iii) all maintenance and inspections under the manufacturer’s recommended maintenance program are up-to-date and with no deferred items as of the Closing, and with all calendar or time-based maintenance and inspections due on or before the Closing performed; (iv) the Aircraft is not subject to any non-standard or, except as provided in the manufacturer’s recommended maintenance program generally applicable to aircraft of the same type as the Aircraft, recurring inspection requirements; (v) the Aircraft has no damage history, no undisclosed damage (whether or not repaired) and no corrosion beyond manufacturers’ limits; (vi) all systems and components are properly operational, airworthy and within manufacturers’ specifications and tolerances; (vii) no components are installed in or attached to the Aircraft on a temporary, loan or exchange basis; (viii) the Aircraft conforms to the specifications set forth on Annex A; (ix) the Aircraft is registered on the United States Civil Aviation Registry; (x) the Aircraft is airworthy; and (xv) the Aircraft has a currently effective FAA standard airworthiness certificate.

b.                                      For the purpose of this Lease, (i) “damage history” means any damage the repair of which would (a) constitute a “major repair” as defined in Appendix A to part 43 of title 14 of the Code of Federal Regulations or (b) result in operational limitations or additional or recurring inspections and (ii) “Aircraft Documents” means: all manuals (including the flight and weight and balance manuals and all applicable maintenance manuals issued by the manufacturer), log books (including the log books for the airframe, engines and components), a parts catalog, all interior and wiring diagrams and supporting technical publications, and any maintenance and other historical records required to be maintained by MCM or any operator or the Aircraft, or in MCM’s possession or under its control, with respect to the airframe, engines or any components.

3.              TERM, RENT AND PAYMENT:

a.                                      The rent (“Rent”) payable for the Aircraft and LP’s right to use the Aircraft begins on the date that both parties have signed and delivered the Memorandum of Delivery (“Commencement Date”). The term of this Lease will commence on the Commencement Date and will continue, unless earlier terminated pursuant to the provisions of this Lease, until and including the Expiration Date stated in Annex B (“Term”). If the Term is extended or renewed, the word “Term” will be deemed to refer to all extended or renewal terms, and all provisions of this Lease will apply during any such extension or renewal terms, except as may be otherwise specifically provided in writing.

b.                                      LP will pay rent to MCM by electronic transfer (e.g., Fedwire or ACH) to an account with a bank located in the United States using instructions provided by MCM in writing. Each payment of Rent (each a “Rent Payment”) will be in the amount, payable at such intervals and due in accordance with the provisions of Annex B. If MCM does not receive from LP payment in full of any Rent or other payment due hereunder within 10 days of the due date therefor, LP will pay a late charge of five percent of the amount due in addition to, the amount of such Rent, but not exceeding the lawful maximum, if any. Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that LP may owe as a result of such late payment.

4.              TAXES AND FEES:

a.                                      If permitted by law, LP will report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or, ownership, delivery under this Lease, leasing under this Lease, possession or use under this Lease or operation thereof), this Lease (or any rents or receipts hereunder), MCM or LP, by any domestic or foreign governmental entity or taxing authority during or related to the Term, including all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added, custom duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “LP Taxes”). Notwithstanding the foregoing, LP will have no liability for Taxes imposed (i) by the

United States of America or any state or political subdivision thereof which are on or measured by the net income, capital, net worth or franchise of MCM or similar conduct of business taxes, (ii) as a result of the transfer, pledge or other disposition by MCM (or its assigns) of the Aircraft or of any interest therein (including any withholding taxes) other than transfers, pledges or dispositions made to LP as a result of the exercise by LP of its purchase rights hereunder or any transfer, pledge or disposition requested by LP not in accordance with the provisions set forth herein that MCM may choose to accommodate or any transfer, pledge or disposition made after the occurrence and during the continuation of an Event of Default by LP hereunder, (iii) as a result of the gross negligence or willful misconduct of MCM, (iv) any act or omission of MCM in breach of the express provisions of this Lease, (v) MCM’s failure to claim any exemption and provide information and documentation to any taxing authority, in each case as reasonably requested in good faith by LP in writing; (vi) MCM’ s failure to file any return or report in a timely or proper manner, except to the extent such return or report is deemed not to have been filed in a proper manner as a result of MCM’s filing such return or report without information or documents that any applicable governmental or taxing authority has requested that MCM (to the extent such request was not also sent to the LP by such applicable governmental or taxing authority) timely requested from LP and that LP failed to provide to MCM; or (vii) with respect to any period occurring, in whole or in part, prior to or after the Term; (viii) with respect to any lease other than this Lease. LP will promptly reimburse (on an after-tax basis) MCM for any LP Taxes for which LP is responsible charged to or assessed against and paid by MCM.

b.                                      MCM will report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or, ownership, purchase, delivery under any lease other than this Lease, leasing under any lease other than this Lease, possession or use under any lease other than this Lease or operation thereof), any lease other than this Lease (or any rents or receipts thereunder), MCM or LP, by any domestic or foreign governmental entity or taxing authority prior to, after or related to a period other the Term, including all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added, custom duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “MCM Taxes”). MCM will promptly reimburse (on an after tax basis) LP for any MCM Taxes for which LP is responsible charged to or assessed against and paid by LP.

c.                                       LP will show MCM as the owner of the Aircraft on all tax reports or returns filed by LP where required or appropriate to show the ownership of the Aircraft, and send MCM a copy of each such report or return and evidence of LP’ s payment of LP Taxes for which LP is responsible upon request. MCM will send LP evidence of MCM’s payment of MCM Taxes upon request.

d.                                      To the extent any taxing jurisdiction makes a claim against MCM for any LP Taxes for which LP is liable under section 4.a, LP may contest in good faith in its own name such claim only so long as there is no continuing Event of Default by LP under this Lease and taking such action does not subject the Aircraft to attachment, foreclosure, or repossession by the taxing authority or subject MCM to any risk of the imposition any criminal penalties. If LP wishes to contest such LP Taxes, then at such time during such contest that such LP Taxes otherwise would be required to be paid, LP will post a bond in the amount of such LP Taxes being contested and indemnify MCM for all sums MCM may be obligated to pay if LP does not prevail in such contest. To the extent it is not possible for LP to contest such LP Taxes in its own name, LP may request MCM to contest such LP Taxes and MCM will be obligated to do so, provided that in addition to LP posting the bond if required pursuant to and consistent with this section 4.d, (1) in the opinion of independent tax counsel selected by MCM the basis in law and fact makes it more probable than not that MCM will prevail, (2) LP agrees to pay MCM (or, as directed by MCM, on MCM’s behalf) on demand all reasonable and documented out of pocket costs and expenses (including the fees and disbursements of independent tax counsel) incurred by MCM in connection with taking such action, and (3) LP agrees to indemnify MCM for all sums MCM may be obligated to pay if MCM does not prevail in such contest.

e.                                       Notwithstanding anything to the contrary contained herein, if at any time during the tax contest the Aircraft becomes subject to attachment, foreclosure or repossession by the taxing authority due to non-payment of the LP Taxes for which LP is liable under section 4.a and associated charges, LP will promptly pay such Tax and charges.

f.                                        All of the rights, privileges and indemnities of MCM and LP contained in this section 4 will survive the expiration or other termination of this Lease. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and will be enforceable by MCM and LP, and their respective successors and permitted assigns.

5.              REPORTS:

a.                                      LP will provide MCM with the following in writing within the time periods specified: (a) notice of any tax or other lien which attaches to the Aircraft and the full particulars of the tax or lien, within 10 days after LP becomes aware of the tax or lien, (b) notice to MCM of the Aircraft’s location, and the location of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, promptly upon request; (c) notice to MCM of the relocation of the Aircraft’s primary hangar location, prior to any permanent relocation; (d) notice of loss or damage to the Aircraft (i) which would cost more than $100,000 to repair or replace, within 15 days of such loss or damage or (ii) the repair of which requires the filing of an FAA Form 337, within 15 days of the determination that the repair will be effected by a means that will required the filing of an FAA Form 337; (e) notice of any accident involving the Aircraft causing personal injury or property damage, within 15 days of such accident; (f) copies of all reports filed with the National Transportation Safety Board (“NTSB”) pursuant to Part 830 of the NTSB’s regulations, promptly following the filing thereof; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by MCM; (h) copies of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, within 10 days of such request; (i) such information as may be reasonably required to enable MCM to file any reports required by any governmental authority as a result of MCM’s ownership of the Aircraft, promptly upon request of MCM delivered to LP; (j) copies of any Support Contracts maintained by LP and any renewal thereof, promptly following execution and delivery thereof; (k) evidence of LP’s compliance with applicable FAA airworthiness directives and of compliance with other maintenance provisions of section 7 and, upon the return of the Aircraft to MCM pursuant to section 11, compliance with the return provisions of section 11, all promptly upon request of MCM; (l) notice of any change in LP’s state of incorporation or organization, within 30 days of such change, and (m) such other reports or information as MCM may reasonably request, including evidence regarding LP’s compliance with its obligations under section 7.g; provided that in no event will MCM have any duty or obligation to monitor, review or assess any security measures maintained by LP or LP’s compliance with the provisions of section 7.g, and there will be no inference or implication therefrom that MCM has reviewed or approved the adequacy or sufficiency of such recommendations or of the actual security measures or systems employed by LP.

b.                                      MCM will provide LP with the following in writing within the time periods specified: (a) notice of any tax or other lien which attaches to the Aircraft and the full particulars of the tax or lien, within 10 days after MCM becomes aware of the tax or lien.

6.              REGISTRATION, USE AND OPERATION:

a.                                      Prior to the Closing, MCM will provide LP with a current and valid Certificate of Aircraft Registration (AC Form 8050-3) for the Aircraft evidencing the Aircraft’s registration with the FAA Civil Aviation Registry in the name of MCM. LP will not register the Aircraft under the laws of any other country. LP will not consent to the registration of any other international interest or any IDERA with respect to the Aircraft to be filed with the International Registry, the FAA or any other registry, except for the registration of the international interest in favor of MCM created by, and the Documents executed in connection with, this Lease. No international interest created in favor of MCM will be discharged except as provided in section 20.c.

b.                                      Except as expressly provided in sections 1.g, 4.b or 14.b, the possession, use and operation of the Aircraft during the Term will be at the sole risk and expense of LP. LP acknowledges that it accepts full “operational control” of the Aircraft (as defined in the Federal Aviation Regulations (“FAR”). LP agrees that the Aircraft will be used and operated: (i) in compliance with all statutes, laws, ordinances, and regulations issued by any governmental agency applicable to the use or operation thereof; (ii) in compliance with all airworthiness certificates, licenses or registrations relating to the Aircraft issued by any agency required for operation by LP hereunder of which LP has actual or constructive notice; (iii) in compliance with all applicable safety and security regulations of the FAA and similar applicable government regulations relating to aircraft security, including those of the Transportation Security Administration; and (iv) in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. LP’ s intention on the Commencement Date is to operate the Aircraft predominantly in the conduct of its business (provided, however, any failure to operate the Aircraft predominantly in the conduct of its business will not be deemed an Event of Default hereunder; provided further that by waiving such Event of Default MCM does not waive any right it might have with respect to any indemnity payment in connection with such failure) and will not use or operate, or permit the Aircraft to be used or operated, (aa) in violation of any United States export control law, or (bb) in a manner, for any time period, such that any party other than the manufacturer or a maintenance facility will be deemed to have “operational control” of the Aircraft or (cc) for the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding any certificate, rating, type rating or endorsement required for the operation of the Aircraft, purpose of flight, condition of flight or as otherwise required by the FAR or any insurance policies required hereunder. The Aircraft’s pilots will be employed and/or paid or contracted for by LP, will meet all recency of flight requirements and will meet the requirements specified by the insurance policies required under this Lease and the FAA. LP will not relocate the primary hangar location to a place outside the United States. MCM may examine and inspect the Aircraft, wherever located, on land, after giving LP reasonable prior notice. The AC Form 8050-3 provided by MCM will be kept on the Aircraft at all times while the Aircraft is in operation during the Term.

c.                                       NOTWITHSTANDING THE FOREGOING, AT NO TIME DURING THE TERM WILL LP OPERATE OR LOCATE THE AIRCRAFT, OR ALLOW THE AIRCRAFT TO BE OPERATED OR LOCATED IN OR OVER (i) ANY COUNTRY OR JURISDICTION THAT DOES NOT MAINTAIN FULL DIPLOMATIC RELATIONS WITH THE UNITED STATES (EXCEPT THAT LP MAY FLY OVER CUBA SO LONG AS LP IS FLYING IN ESTABLISHED AND CUSTOMARY FLIGHT ROUTES APPLICABLE TO US AIRCRAFT AND LP MAY FLY TO TAIWAN SO LONG AS TAIWAN HAS AT LEAST THE CURRENT DIPLOMATIC STATUS WITH THE UNITED STATES AS IT HAS ON THE DATE HEREOF), (ii) ANY GEOGRAPHIC AREA WHICH IS NOT COVERED BY THE INSURANCE POLICIES REQUIRED BY THIS LEASE, OR (iii) ANY JURISDICTION WHEREIN THE OPERATION OR LOCATION THEREOF WOULD VIOLATE ANY APPLICABLE LAW, REGULATION, OR RESTRICTION, INCLUDING, BUT NOT LIMITED TO, THE U.S. EXPORT ADMINISTRATION REGULATIONS, THE U.S. INTERNATIONAL TRAFFIC IN ARMS REGULATIONS AND THE REGULATIONS OF THE OFFICE OF FOREIGN ASSETS CONTROL (“OFAC”), DEPARTMENT OF THE TREASURY.

d.                                      MCM will not, and will not permit any party claiming through MCM to, disturb LP’s quiet enjoyment of the Aircraft during the Term unless an Event of Default by LP has occurred and is continuing under this Lease.

7.              MAINTENANCE:

a.                                      LP will cause the Aircraft to be maintained in compliance with all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency required for operation by LP hereunder of which LP has actual or constructive notice and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof.

b.                                      LP will cause the maintenance, inspection, servicing, repairing, overhauling and testing of the Aircraft (including each engine) to be performed in accordance with (i) all applicable maintenance manuals issued by the manufacturer, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all mandatory or otherwise required service bulletins issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft and (iii) all airworthiness directives applicable to the Aircraft issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance with such directives to be completed through available corrective modification in lieu of operating manual restrictions. LP will maintain all records, logs and other materials relating to the Aircraft or the engines required by the manufacturer for enforcement of any warranties, any vendor under any Support Contract or by the FAA. All maintenance procedures required hereby will be undertaken and completed in accordance with the manufacturer’s recommended procedures, and by properly certificated maintenance sources, so as to keep the Aircraft and each engine in as good operating condition as when delivered to LP hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

c.                                       LP agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification in serial number therefor as specified in Annex A; (ii) display on the Aircraft in accordance with the FAR the N number specified in Annex A; and (iii) notify MCM in writing 30 days prior to making any change in the configuration (other than changes in configuration mandated by the FAA, the FAR or sections 7.a or 7.b), appearance and coloring of the Aircraft from that in effect at the time the Aircraft is accepted by LP hereunder. In the event of such change or modification of configuration, coloring or appearance (unless such change, or modification of configuration, coloring or appearance is or has been approved in writing by MCM, which approval will not be unreasonably withheld, delayed or conditioned), LP agrees, at its own cost and expense, to restore, upon request of MCM, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at MCM’s option, to pay to MCM an amount equal to the reasonable cost of such restoration. LP will replace promptly any such N number which may be removed, defaced or destroyed.

d.                                      LP is entitled from time to time during the Term to acquire and install on the Aircraft at LP’s expense, any additional accessory, device or equipment (each, an “Optional Improvement”) as LP may desire, but only so long as such Optional Improvement (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use as an aircraft; (iii) does not impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Optional Improvement which is not removed by LP prior to the return of the Aircraft to MCM will vest in MCM upon such return. LP will repair all damage to the Aircraft resulting from the installation or removal of any Optional Improvement so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted. LP may install on the Aircraft temporary parts or components for the purpose of continuing to operate the Aircraft while a part or component of the Aircraft is being inspected, overhauled or repaired; provided that such temporary parts or components can be readily removed without causing material damage (all such temporary parts and components, “Loaners”).

e.                                       LP will, at its own expense, promptly make any repair, alteration or modification of the Aircraft (i) that is necessary or advisable to comply with LP’s obligations pursuant to this Lease or (ii) may be required to comply with any applicable law or any applicable governmental rule or regulation (each, a “Required Improvement”). Any repair made by LP of or upon the Aircraft or replacement parts, including any Replacement Engine, but excluding any Loaners, installed thereon in the course of repairing or maintaining the Aircraft, or any Required Improvement (other than Loaners), will, once installed on the Aircraft, be deemed an accession to the Aircraft, and title thereto will immediately vest in MCM and LP will provide all documentation reasonably requested by MCM evidencing same, all at LP’s sole cost and expense.

f.                                        Except as required or permitted under this section 7, LP will not, without MCM’s prior written consent, modify the Aircraft or affix or remove any part, component, engine or accessory to the Aircraft or to make any permanent non-removable improvements to the Aircraft leased hereunder. Notwithstanding anything in this Lease to the contrary, LP will not, without obtaining the applicable licenses, including licenses for MCM as required by law, install any accessory, device or equipment that is a “defense article” (as such term is defined under the Arms Export Control Act or the International Traffic in Arms Regulation) or alter or modify the Aircraft in any way that would render the Aircraft a “defense article” (as such term is defined under the Arms Export Control Act or the International Traffic in Arms Regulation).

g.                                       LP expressly assumes sole and exclusive responsibility for the determination and implementation of all security measures and systems necessary or appropriate for the protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts directly or indirectly affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts. Without limiting the generality of the foregoing, it is expressly understood and acknowledged that LP, being in sole “operational control” of the Aircraft, is, as between MCM and LP, uniquely in a position to identify and implement those security measures necessary to comply with this section 7 and that in doing so, LP has not relied upon, and will not rely upon, any statement, act, or omission of MCM.

8.              LIENS, SUBLEASE AND ASSIGNMENT:

a.                                      LP WILL NOT SELL, TRANSFER, ASSIGN OR ENCUMBER THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, OWNER’S TITLE OR MCM’s or LP’S RIGHTS UNDER THIS SUBLEASE. LP WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF MCM, (I) SUBLET OR CHARTER THE AIRCRAFT, OR ANY ENGINE (EXCEPT AS EXPRESSLY PERMITTED HEREUNDER), (II) PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE OR PART THEREOF (UNLESS REQUIRED IN CONNECTION WITH ANY MAINTENANCE REQUIRED BY THIS SUBLEASE, INCLUDING ANNEX E) OR (III) ENTER INTO ANY POOLING ARRANGEMENTS. LP will not permit any engine to be used on any other aircraft. LP will keep the Aircraft, each engine and any part thereof free and clear of all liens, security interests, international interests, and encumbrances (including non-consensual liens registered with the International Registry or otherwise), whether or not such are registered or filed with the FAA or the International Registry or elsewhere (collectively, “Liens”) other than those that result from (i) the respective rights of MCM and LP as herein provided; (ii) the acts or the negligent omissions of MCM; (iii) liens for taxes not yet due; and (iv) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of LP for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in MCM’s reasonable judgment have been provided to MCM) (such Liens described in clauses (i) through (iv), “Permitted Liens”). LP will immediately take all necessary actions to remove any Liens (other than Permitted Liens) on or with respect to the Aircraft.

b.                                      MCM and any assignee of MCM will have the right to assign this Lease, or any part hereof and/or the Aircraft; provided that (i) the assignee has assumed MCM’ s obligations under this Lease, (ii) such assignment does not impair LP’ s rights and interests in the Aircraft and this Lease, (iii) such assignment does not increase any indemnity or other obligation of LP under this Lease, whether by an increase in the amount of any indemnity payable under this Lease or otherwise, (iv) MCM reimburses LP for all reasonable out-of-pocket costs and expenses, including reasonable legal fees and costs, incurred in connection with such assignment and (v) LP will have no obligation to the assignee until it receives notice of such assignment. LP hereby waives and agrees not to assert against any such permitted assignee, or such permitted assignee’s permitted assigns, any defense, set-off, recoupment claim or counterclaim that LP may at any time have against MCM for any reason whatsoever. LP agrees that if LP receives written notice of a permitted assignment from MCM, LP will thereafter pay all Rent and all other amounts payable under this Lease to the permitted assignee or as instructed by MCM. LP agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by the assignor or assignee and will cooperate with MCM and any such permitted assignee in delivering to such permitted assignee a certificate of insurance reflecting such permitted assignee as loss payee, as its interests may appear, and additional insured in accordance with this Lease. The rights, privileges and indemnities contained in this Lease are expressly made for the benefit of, and will be enforceable by MCM, its successors and permitted assigns. In connection with any assignment of the Lease by MCM or any assigns of MCM, LP agrees to cooperate with MCM (i) to permit MCM to consummate a sale of the Aircraft within 30 days of notice by MCM to LP of the proposed sale, (ii) to locate the Aircraft at the time of such sale of the Aircraft in a jurisdiction of MCM’ s choosing and to return it to, at LP’ s election, (a) its primary hangar location or (b) its location prior to being flown to such jurisdiction of MCM’s choosing and (iii) to time the sale of the Aircraft so as to minimize any interference with LP’s usage of the Aircraft; provided that MCM reimburses LP for all out-of-pocket costs and expenses, including reasonable legal fees and costs, incurred in connection with such assignment by MCM and such movement of the Aircraft.

9.              LOSS, DAMAGE AND STIPULATED LOSS VALUE:

LP hereby assumes and will bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction, following the Closing, of, the Aircraft, any engine or part thereof from any cause whatsoever, including intentional criminal acts and acts of terrorism but not including the gross negligence or willful misconduct of MCM. If, following the Closing, for any reason other than the gross negligence or willful misconduct of MCM the Aircraft, or any engine thereto becomes worn out, lost, stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged, rendered inaccessible (geographically or otherwise) for at least 180 days or unusable (“Casualty Occurrences”), LP will promptly and fully notify MCM in writing. If, in the reasonable opinion of MCM, a Casualty Occurrence has occurred that affects only the engine(s) of the Aircraft, then LP, at its own cost and expense, will replace such engine(s) with a replacement engine(s) of the same make, model and fair market value as the engine being replaced reasonably acceptable to MCM (the “Replacement Engine”) and cause title to such Replacement Engine(s) to be transferred to MCM for lease to LP under this Lease (and appropriate filings to be made showing title transfer of such Replacement Engine to MCM, if applicable) and MCM will acquire title to the Replacement Engine(s) subject to no liens or international registrations (except Permitted Liens). Upon transfer of title to MCM of such Replacement Engine(s), such Replacement Engine(s) will be subject to the terms and conditions of this Lease, and LP will execute whatever documents or filings are necessary or reasonably appropriate in connection with the substitution of such Replacement Engine(s) for the original engine(s), and LP will cooperate with MCM’s registration of its title to the Replacement Engine with the International Registry. If, in the reasonable opinion of MCM, a Casualty Occurrence has occurred with respect to the Aircraft in its entirety, on the next Rent Payment Date after such Casualty Occurrence (the “Payment Date”), LP will pay MCM the sum of (i) the Insurance Stipulated Loss Value as set forth in Annex D calculated as of the Rent Payment Date prior to such Casualty Occurrence; and (ii) all Rent and other amounts which are due under this Lease as of the Payment Date. To the extent that MCM has received any insurance proceeds as a result of claims for any Casualty Occurrence, such payments will be credited toward the following: first, to pay any expense or cost of MCM in obtaining any such payment or otherwise due hereunder, second, to pay any Rent due and owing hereunder, and third to pay any Insurance Stipulated Loss Value due hereunder. Upon payment of all sums due hereunder, this Lease will terminate (except for the provisions hereof which by their terms survive any termination of this Lease) and LP will have no further right to use or operate the Aircraft; provided, however, that, subject to the rights of the insurer, (i) LP will be entitled to (a) remove any Optional Improvements or (b) subject to paying

MCM the fair market value of the salvage (not including the fair market value attributable to the Optional Improvements), the salvage, (ii) MCM will transfer to or at the direction of LP all of MCM’s right, title and interest in any engine constituting part of the Aircraft that was not installed on the Aircraft, free and clear of any interest of MCM and (iii) LP will be subrogated to all claims of MCM against third parties (other than insurers of MCM under policies independently maintained at its own cost and expense) in connection with any Casualty Occurrence. If the Aircraft or any engine or part thereof sustains any reparable damage, LP will repair such damage in good workmanlike manner so as to restore the Aircraft, engine or part thereof to the condition it was in (assuming LP had complied with the provisions of this Lease) prior to the occurrence of any such damage.

10.       INSURANCE:

LP will secure and maintain in effect at its own expense throughout the Term insurance against such hazards and for such risks as MCM may require. All such insurance will be with companies satisfactory to MCM. Without limiting the generality of the foregoing, LP will maintain (i) liability insurance covering public liability and property, cargo and sudden accidental pollution coverage, in amounts not less than $200,000,000 for any single occurrence; (ii) all-risk aircraft hull and engine insurance (including, with respect to engine or part thereof while removed from the Aircraft and foreign object damage insurance) in an amount which is not less than the then Insurance Stipulated Loss Value as set forth on Annex D; and (iii) confiscation, expropriation and war risk, hijacking and allied perils insurance (which insurance will include coverage against acts of terrorism and similar criminal acts) in an amount which is (x) for physical damage, not less than the then Insurance Stipulated Loss Value, and (y) for liability coverage, not less than $200,000,000 for any single occurrence. All insurance will: (1) name MCM as owner of the Aircraft, (2) name MCM as loss payee as its interests may appear and additional insured (without responsibility for premiums), (3) provide that any cancellation or substantial change in coverage will not be effective as to MCM for 30 days (and, with respect to war risk insurance, seven days [except with respect to hostile detonations, two days] or such shorter period as will be customary on the London market for such insurance in such area of the world) after receipt by MCM of written notice from the insurer of such cancellation or change, (4) insure MCM’s interests regardless of any breach of warranty or other violation by LP of any declaration or condition in such policies, (5) include a severability of interest clause providing that such policy will operate in the same manner as if there were a separate policy covering each insured, (6) waive any right of set-off against LP or MCM, and any rights of subrogation against MCM, and (7) be primary and not be subject to any offset by any other insurance carried by MCM or LP. LP hereby appoints MCM as LP’s attorney-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. MCM will not act as LP’s attorney-in-fact unless there has occurred and is continuing an Event of Default by LP. LP will pay any reasonable expenses of MCM in adjusting or collecting insurance proceeds if there has occurred and is continuing an Event of Default by LP. To the extent MCM receives any insurance proceeds and no Event of Default by LP hereunder has occurred and is continuing, MCM will cause such insurance proceeds to be paid to LP. To the extent MCM receives any insurance proceeds and there has occurred and is continuing an Event of Default by LP hereunder, MCM will, at its option, cause such proceeds of insurance to be applied, in whole or in part, to (A) repair the Aircraft, or repair or replace any part thereof and/or (B) satisfy any obligation of LP to MCM under this Lease. To the extent that MCM has received any insurance payments as a result of a Casualty Occurrence with respect to the Aircraft in its entirety, such payments will be credited toward LP’s obligations pursuant to section 9, and MCM will pay LP an amount equal to the excess of such insurance payments over the amount of LP’s obligations pursuant to section 9.

11.       RETURN OF AIRCRAFT:

a.                                      Upon the date this Lease expires or terminates (including any termination occurring during the continuation of or in connection with an Event of Default by LP hereunder) other than a termination resulting from a Casualty Occurrence (the “Return Date”), LP will return the Aircraft to MCM, free and clear of all Liens, other than Permitted Liens, at a location within the continental United States selected by MCM. LP will also return all Aircraft Documents; non-financial records of the inspection, modification and overhaul of the Aircraft that any operator of the Aircraft that is not an air carrier would be required to maintain; loose equipment associated with the Aircraft; and with a currently effective FAA standard airworthiness certificate. Upon such return, LP and MCM will each execute and deliver a Memorandum of Delivery in the form of Annex F. Effective upon such return, LP hereby assigns to MCM all of LP’s rights under any Support Contracts. LP will cause the Aircraft and the Aircraft Documents to be returned in the condition in which the Aircraft is required to be maintained pursuant this Lease, but with all logos or other identifying marks of LP removed from the Aircraft. Without limiting the generality of the foregoing, LP will cause the Aircraft and Aircraft Documents to be returned in the following condition: (i) all historical records required to be maintained by LP with respect to the Aircraft, logs (including flight, engine, airframe and components logs) and all associated documentation — including an FAA-approved aircraft flight manual, manufacturer’s maintenance and inspection manual and parts catalog — are in the English language and such historical records and logs are original, up-to-date and complete from the date of manufacture through the Return Date; (ii) all applicable airworthiness directives and mandatory service bulletins with compliance deadlines on or before the Return Date are fully complied through available corrective modification in lieu of operating manual restrictions; (iii) all maintenance and inspections under the manufacturer’s recommended maintenance program are up-to-date and with no deferred items as of the Return Date, and with all calendar or time-based maintenance and inspections due on or before the Return Date performed; (iv) the Aircraft is not subject to any non-standard or, except as provided in the manufacturer’s recommended maintenance program generally applicable to aircraft of the same type as the Aircraft, recurring inspection requirements; (v) the Aircraft has no damage history, no undisclosed damage (whether or not repaired) and no corrosion beyond manufacturers’ limits; (vi) all systems and components are properly operational, airworthy and within manufacturers’ specifications and tolerances; (vii) no components are installed in or attached to the Aircraft on a temporary, loan or exchange basis; (viii) the Aircraft conforms to the specifications set forth on Annex A; (ix) the Aircraft is registered on the United States Civil Aviation Registry; (x) all overflight and navigation fees and charges (including Eurocontrol and NavCanada fees and charges), and all payments and other obligations due under any Support Contracts with respect to all operations and periods prior to the Return Date have been paid or performed, and LP has provided MCM with written confirmation from each provider of a Support Contract of such payment and performance; and (x) the Aircraft is airworthy (the “Return Condition”). LP will comply with all requirements and conditions set forth on Annex E hereto. LP will pay for all of its costs to comply with this section 11.

b.                                      MCM will arrange for the inspection of the Aircraft on the Return Date to determine if the Aircraft has been maintained and returned in accordance with the provisions of this Lease. If the inspection reveals that the Aircraft has not been maintained or returned in accordance with this Lease or any discrepancy between the condition of the Aircraft and the Return Condition, LP will pay the costs of servicing or repairing to cause the Aircraft to comply with the requirements of section 11.a.

c.                                       If LP fails to return the Aircraft on the Return Date, MCM will be entitled to damages equal to the Rent for the Aircraft, pro-rated on a per diem basis, for each day the Aircraft is retained beyond the Return Date. Such damages for retention of the Aircraft after the Return Date will not be interpreted as an extension or reinstatement of the Term.

d.                                      All of MCM’s rights contained in this section 11 will survive the expiration or other termination of this Lease.

12.       EVENTS OF DEFAULT AND REMEDIES:

a.                                      The term “Event of Default by LP” means any of the following: (i) LP breaches its obligation to pay Rent or any other sum when due hereunder and fails to cure such breach within 15 days; (ii) LP breaches any of its insurance obligations under section 10; (iii) LP breaches any of its obligations hereunder (other than as described in sections 12.a(i) or 12(a)(ii)) or any other Document and fails to cure such breach within 30 days after written notice from MCM to LP; (iv) any representation or warranty made by LP in connection with this Lease is false or misleading in any material respect when made; (v) LP becomes insolvent or ceases to do business as a going concern; (vi) a petition is filed by or against LP under any bankruptcy, insolvency or similar laws and in the event of an involuntary petition, the petition is not withdrawn or dismissed within 90 days of the filing date; or (vii) there is any dissolution, or termination of existence, of LP.

b.                                      The term “Event of Default by MCM” means any of the following: (i) MCM breaches its obligation to pay any sum when due hereunder and fails to cure such breach within 15 days; (ii) MCM breaches any of its obligations hereunder (other than as described in section 12.b(i)) or any other Document to which MCM is a party and fails to cure such breach within 30 days after written notice from LP to MCM; (iii) any representation or warranty made by MCM in connection with this Lease is false or misleading in any material respect when made; (iv) MCM becomes insolvent or ceases to do business as a going concern; (v) a petition is filed by or against MCM under any bankruptcy, insolvency or similar laws and in the event of an involuntary petition, the petition is not withdrawn or dismissed within 90 days of the filing date; or (vii) there is any dissolution, or termination of existence, of MCM.

c.                                       Upon the occurrence of any Event of Default by LP and so long as the same will be continuing, MCM may, at its option, at any time thereafter, exercise one or more of the following remedies, as MCM in its sole discretion may lawfully elect: (i) demand that LP immediately pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to (x) the present value of the total Rent payable for the remaining Term as of the Basic Term Rent Date next following such demand minus the present value as of the same date of the then market rent for the same term plus (y) all Rent and other amounts due and payable for all periods up to such Basic Term Rent Date (provided that upon the occurrence of an Event of Default described in sections 12.a(v) or 12(a)(vi), such liquidated damages, determined as of the date of such occurrence, will become immediately due and owing without any further notice or demand of any kind); (ii) demand that LP pay all amounts due for failure to maintain or return the Aircraft as provided herein; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by LP of the applicable covenants of this Lease or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of LP to use of the Aircraft or any part thereof will absolutely cease and terminate, and LP will immediately return the Aircraft in accordance with section 11, but LP will remain liable as provided in section 11; (v) peacefully enter the premises where the Aircraft may be and take possession of the Aircraft; (vi) lease or keep idle all or part of the Aircraft; (vi) in the case of a failure of LP to comply with any provision of this Lease following notice by MCM, MCM may effect such compliance and collect from LP as additional Rent all monies reasonably expended and expenses reasonably incurred or assumed by MCM in effecting such compliance plus interest thereon at the Per Diem Interest Rate; (vii) collect from LP all reasonable costs, charges and expenses, including reasonable legal fees and disbursements, incurred by MCM by reason of the occurrence of any Event of Default or the exercise of MCM’s remedies with respect thereto; or (viii) exercise any rights or remedies it may have under applicable law, including any rights to procure export and physical transfer of the Aircraft from the territory in which it is situated, any rights to any obtain from any court speedy relief pending final determination available at law (including possession, control, custody, or immobilization of the Aircraft or preservation of the Aircraft or its fair market value, and, except as provided in section 20.j, any remedies provided by the Cape Town Convention.

d.                                      Upon the occurrence of any Event of Default by MCM and so long as the same will be continuing, LP may, at its option, at any time thereafter, exercise one or more of the following remedies, as LP in its sole discretion may lawfully elect: (i) demand that MCM immediately pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the present value of the then market rent for the remaining Term as of the Basic Term Rent Date next following such demand minus the present value as of the same date of the total Rent payable for the same term (provided that upon the occurrence of an Event of Default as described in sections 12.b(v) or 12(a)(vi), such liquidated damages, determined as of the date of such occurrence, will become immediately due and owing without any further notice or demand of any kind); (ii) proceed by appropriate court action, either at law or in equity, to enforce the performance by MCM of the applicable covenants of this Lease or to recover damages for breach hereof; (iii) by notice in writing terminate this Lease, whereupon LP will return the Aircraft to MCM in accordance with section 11 and LP will have no further obligation hereunder except to the extent the Aircraft is not in the condition required to be maintained pursuant to this Lease; (iv) in the case of a failure of MCM to comply with any provision of this Lease following notice by LP, LP may effect such compliance and collect from MCM all monies reasonably expended and expenses reasonably incurred or assumed by LP in effecting such compliance plus interest thereon at the Per Diem Interest Rate; (v) collect from MCM all reasonable and documented costs, charges and expenses, including reasonable legal fees and disbursements, incurred by LP by reason of the occurrence of any Event of Default by MCM or the exercise of LP’s remedies with respect thereto; or (vi) exercise any rights or remedies it may have under applicable law, including any rights to any obtain from any court speedy relief pending final determination available at law and, except as provided in section 20.j, any remedies provided by the Cape Town Convention.

e.                                       If MCM leases the Aircraft pursuant to section 12.c(vi), MCM will have the right to the proceeds of the lease, if any, and will have the right to apply same in the following order of priorities: (i) to pay all of MCM’s reasonable and documented costs, charges and expenses incurred in enforcing its rights under this Lease or in taking, removing, holding, repairing or leasing of the Aircraft; then, (ii) to the extent not previously paid by LP, to pay MCM all sums due from LP under this Lease in any priority as MCM determines; then (iii) to reimburse to LP any sums previously paid by LP pursuant to section 12.c(i)(x) and applied by MCM as such under the terms of the preceding sentence; and (iv) any surplus will be retained by MCM. LP will immediately pay on demand any deficiency in (i) and (ii) of the immediately preceding sentence.

f.                                        In addition to the party’s remedies set forth above, any amount not paid when due will bear interest, from the due date until paid, at a per annum rate equal to the lesser of twelve percent (12%) or the maximum rate not prohibited by applicable law (the “Per Diem Interest Rate”). The application of such Per Diem Interest Rate will not be interpreted or deemed to extend any cure period set forth herein, cure any default or otherwise limit a party’s rights or remedies hereunder. Notwithstanding anything to the contrary contained in this Lease, in no event will this Lease require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

g.                                       The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under any applicable statute or international treaty, convention or protocol. Waiver of any Event of Default will not be deemed a waiver of any other or subsequent Event of Default.

13.       NET LEASE:

This Lease is a net lease. MCM will have no obligation, liability or responsibility to LP or any other person with respect to operation, maintenance, repairs, alterations, modifications, correction of faults or defects (whether or not required by applicable law) or insurance with respect to the Aircraft during the Term, all of which matters will be, as between MCM and LP, the sole responsibility of LP, regardless of upon whom such responsibilities may fall under applicable law or otherwise, and the Rent payable hereunder has been set in reliance upon LP’s sole responsibility for all such matters.

14.       GENERAL INDEMNIFICATION:

a.                                      LP hereby agrees to indemnify (on an after tax basis) MCM and its officers, directors, agents, employees, successors and assigns (each, an “LP Indemnified Party”) from and against all losses, damages, penalties, injuries, claims, demands, actions and suits including reasonable attorneys’ fees and disbursements and other reasonable costs of investigation or defense, including those incurred upon any appeal (collectively, “Claims”) whether in law or equity, or in contract, tort, MCM’s strict liability in tort or otherwise, that may be imposed on, incurred by or asserted against an LP Indemnified Party in any way arising out of (i) the selection, manufacture, acceptance or rejection of the Aircraft by LP, (ii) the ownership, delivery, lease, sublease, chartering, possession, maintenance, use, non-use, control, insurance, testing, condition, return, operation, design (including, latent and other defects, whether or not discoverable by MCM, any LP Indemnified Party or LP and any claim for patent, trademark or copyright infringement or environmental damage) of the Aircraft during the Term, (iii) any interchanging or pooling of parts or the engines of the Aircraft during the Term, (iv) the lease of the Aircraft by MCM during the continuation of an Event of Default by LP (including all costs reasonably incurred in making the Aircraft ready for lease after the exercise of remedies as a result of an Event of Default by LP), (v) any breach of LP’s representations or obligations under any Document to which LP is a party, the failure by LP to comply with any applicable law, rule or regulation with respect to the Aircraft, or the nonconformity of the Aircraft or its operation with any applicable law during the Term; (vi) (A) with respect to any Claims sustained by an LP Indemnified Party that are not third party Claims, vandalism, hijacking, destruction, bombing, terrorism or similar acts occurring during the Term directly affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts, regardless of whether or not LP was at the time of such use, complying with the security requirements of this Lease or applicable law or (B) with respect to third party Claims against an LP Indemnified Party, vandalism, hijacking, destruction, bombing, terrorism or similar acts occurring during the Term affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts, regardless of whether or not LP was at the time of such use, complying with the security requirements of this Lease or applicable law; (vii) any actions brought against any LP Indemnified Party that arise out of LP’s actions or omissions (or actions or omissions of LP’s agents), where such omissions are in breach of any duty (contractually or applied under law) or under theories of strict liability with respect to Claims imposed on an LP Indemnified Party as lessor of the Aircraft to LP; or (viii) any LP Indemnified Party’s reliance on any representation or warranty made by LP under or in connection with any Document or any report or other information delivered by LP pursuant hereto that is incorrect in any material respect when made or delivered as the case may be; provided that notwithstanding anything to the contrary in this section 14, LP will not be obligated to pay and will have no obligation to indemnify or defend any LP Indemnified Party for any Claims (w) that constitute Taxes for which LP has no responsibility under section 4, (x) on or against an LP Indemnified Party caused by the gross negligence or willful misconduct of any LP Indemnified Party or the breach by any LP Indemnified Party of this Lease, (y) as a result of the transfer, pledge or other disposition by MCM (or its assigns) of the Aircraft or of any interest therein other than transfers, pledges or dispositions made to LP as a result of the exercise by LP of its right to purchase hereunder or any transfer, pledge or disposition requested by LP not in accordance with the provisions set forth herein that MCM may choose to accommodate or any transfer, pledge or disposition made during the continuation of an Event of Default by LP hereunder or (z) to the extent imposed with respect to any Claim solely based on events occurring after the earlier of (A) the expiration or other termination of the Term in circumstances not requiring the return of the Aircraft to MCM and (B) the satisfaction by LP of all its obligations under section 11, except in each case to the extent such Claims results from an exercise of remedies under this Lease following the occurrence and during the continuation of an Event of Default by LP. LP will pay on demand to each LP Indemnified Party all amounts necessary to indemnify such LP Indemnified Party from and against any

Claims against which LP is obligated to indemnify such LP Indemnified Party pursuant to this section 14.a and LP will, upon request, defend any actions based on, or arising out of, any of the foregoing.

b.                                      MCM hereby agrees to indemnify (on an after tax basis) LP and its officers, directors, agents, employees, successors and assigns (each, a “MCM Indemnified Party”) from and against any and Claims, whether in law or equity, or in contract, tort, LP’s strict liability in tort or otherwise, that may be imposed on, incurred by or asserted against a MCM Indemnified Party in any way arising out of (i) the selection, manufacture, purchase, acceptance or rejection of the Aircraft before or after the Term, (ii) the ownership, delivery, lease, sublease, chartering, possession, maintenance, use, non-use, control, insurance, testing, condition, return, operation, design (including latent and other defects, whether or not discoverable by LP, any MCM Indemnified Party or MCM and any claim for patent, trademark or copyright infringement or environmental damage) of the Aircraft before or after the Term, (iii) any interchanging or pooling of parts or the engines of the Aircraft before or after the Term, (iv) the return of the Aircraft during the continuation of an Event of Default by MCM (including all costs reasonably incurred in making the Aircraft ready for return after the exercise of remedies as a result of an Event of Default by MCM), (v) any breach of MCM’s representations or obligations under any Document to which MCM is a party, the failure by MCM to comply with any applicable law, rule or regulation with respect to the Aircraft, or the nonconformity of the Aircraft or its operation with any applicable law before or after the Term; (vi) vandalism, hijacking, destruction, bombing, terrorism or similar acts occurring before or after the Term affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts, regardless of whether or not MCM was at the time of such use, complying with the security requirements of applicable law; (vii) any actions brought against any MCM Indemnified Party that arise out of MCM’s actions or omissions (or actions or omissions of MCM’s agents), where such omissions are in breach of any duty (contractually or applied under law) or under theories of strict liability with respect to Claims imposed on a MCM Indemnified Party as lessee of the Aircraft; or (viii) any MCM’s Indemnified Party’s reliance on any representation or warranty made by MCM under or in connection with any Document or any report or other information delivered by MCM pursuant hereto that is incorrect in any material respect when made or delivered as the case may be; provided that notwithstanding anything to the contrary in this section 14, MCM will not be obligated to pay and will have no obligation to indemnify or defend any MCM Indemnified Party for any Claims (w) that constitute Taxes for which MCM has no responsibility under section 4, (x) on or against a MCM Indemnified Party caused by the gross negligence or willful misconduct of any MCM Indemnified Party or the breach by any MCM Indemnified Party of this Lease, or (y) to the extent imposed with respect to any Claim solely based on events occurring before the Term or after the earlier of (A) the expiration or other termination of the Term in circumstances not requiring the return of the Aircraft and (B) the satisfaction by LP of all its obligations under section 11, except in each case to the extent such Claims result from an exercise of remedies under this Lease following the occurrence and during the continuation of an Event of Default by MCM. MCM will pay on demand to each LP Indemnified Party all amounts necessary to indemnify such LP Indemnified Party from and against any Claims against which MCM is obligated to indemnify such MCM Indemnified Part pursuant to this section 14.b and MCM will, upon request, defend any actions based on, or arising out of, any of the foregoing.

c.                                       All of the rights, privileges and indemnities of MCM and the rights, privileges and indemnities of LP contained in this section 14 will survive the expiration or other termination of this Lease. The rights, privileges and indemnities contained herein are expressly made for the benefit or, and will be enforceable by MCM and LP, and their respective successors and permitted assigns.

15.       TAX INDEMNIFICATION.

a.                                      LP represents and warrants that at no time during the Term will LP take or omit to take, nor will it permit any sublessee or assignee of LP to take or omit to take, any action (whether or not such act or omission is otherwise permitted by MCM or by this Lease), that will result in the disqualification of the Aircraft for, or recapture of, all or any portion of the items of deduction and credit specified in Annex B (“Tax Benefits”) in the hands of the MCM. LP will not, however, be obligated to indemnify Lessor (i) to the extent imposed with respect to any claim solely based on events occurring after the earlier of (A) the expiration or other termination of the Term in circumstances not requiring the return of the Aircraft and payment in full of all amounts due from Lessee under this Lease and any other Document and (B) the satisfaction by Lessee of all its obligations under section 11 and payment in full of all amounts due from Lessee under this Lease and any Document, except in each case to the extent such Claims result from an exercise of remedies under this Lease following the occurrence and during the continuation of an Event of Default.

b.                                      If as a result of a breach of any representation, warranty or covenant of LP contained in this Lease (i) tax counsel to MCM reasonably satisfactory to LP reasonably determines that MCM (or any of its members) is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to the Aircraft, or (ii) any Tax Benefit claimed on the Federal income tax return of MCM (or any of its members) is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a “Loss”), then LP will pay to MCM, as an indemnity and as additional rent, an amount that will cause MCM’s (or, as applicable, its members’) after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by MCM (or, as applicable, its members) if such Loss had not occurred. Such amount will be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows will be computed on the same assumptions as were used by MCM and its members in originally evaluating the transaction (“Net Economic Return”).

c.                                       All of the rights, privileges and indemnities of MCM contained in this Section 15 will survive the expiration or other termination of this Lease and are expressly made for the benefit of, and will be enforceable by, MCM and its members, and their respective successors and permitted assigns.

16.       DISCLAIMER:

LP ACKNOWLEDGES THAT MCM IS LEASING THE AIRCRAFT IN AN “AS IS” CONDITION (SUBJECT TO ANY VENDOR OR MANUFACTURER OBLIGATIONS OR WARRANTIES, THE BENEFITS OF WHICH MCM IS ASSIGNING, TO THE EXTENT ASSIGNABLE, TO LP HEREUNDER BUT FOR WHICH LP WILL LOOK ONLY TO VENDOR OR MANUFACTURER AND NOT TO MCM), WITHOUT REPRESENTATION OR WARRANTY OF MCM. EXCEPT AS PROVIDED IN SECTION 18, MCM DOES NOT MAKE, HAS NOT MADE, NOR WILL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED UNDER THIS LEASE OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks during the Term, as between MCM and LP solely, are to be borne by LP. Without limiting the foregoing, MCM will have no responsibility or liability to LP with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused during the Term directly or indirectly by the Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Aircraft, or any other circumstance in connection with the Aircraft; (ii) the use, operation or performance of the Aircraft during the Term or any risks relating thereto; or (iii) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft during the Term. Neither party will have any obligation to the other for any interruption of service, loss of business or anticipated profits or consequential damages. If, and so long as, no Event of Default by LP exists under this Lease, (i) LP will be, and hereby is, authorized during the Term to assert and enforce, at LP’s sole cost and expense, in the name of and for the account of MCM and/or LP, as their interests may appear, whatever claims and rights MCM may have against any manufacturer of, or any vendor with respect to, the Aircraft and (ii) to the extent permitted by a manufacturer or vendor that has provided a warranty to MCM, MCM assigns such warranty to LP, if any, and LP will re-assign such warranty, if any, to MCM on the Return Date. Nothing in this section 16 will be deemed to disclaim or waive the responsibility or liability of MCM to LP caused by its gross negligence or willful misconduct, its breach of this Lease or its acts or omissions prior to, or after, the Term.

17.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF LP:

a.                                      LP hereby represents and warrants to MCM that on the date of this Lease and on the Commencement Date:

i.                                          LP has adequate power and capacity to enter into, and perform under the Documents to which LP is a party; consent to MCM’s registration of the international interests contemplated hereby and thereby; and is duly qualified to do business wherever necessary to carry on its present business and operations (including operating the Aircraft).

ii.                                       The Documents to which LP is a party have been duly authorized, executed and delivered by LP and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

iii.                                    No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by LP of the Documents to which LP is a party except such as have already been obtained or immaterial approvals, consents or withholdings of objections as may be obtained in the ordinary course of the business of LP and do not materially impair the ability of LP to perform its obligations hereunder.

iv.                                   The entry into and performance by LP of the Documents to which LP is a party do not: (i) violate any judgment, order, law or regulation applicable to LP or any provision of LP’s Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than pursuant to the Documents) to which LP is a party.

v.                                      There are no suits or proceedings pending or, to the knowledge of LP, threatened in court or before any commission, board or other administrative agency against or affecting LP, which will have a material adverse effect on the ability of LP to fulfill its obligations under this Lease.

vi.                                   LP’s exact legal name is as set forth in the first sentence of this Lease and LP is validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease).

vii.                                The location of LP (for purposes of Article 9 of the Uniform Commercial Code) is the address set forth on Annex A. LP is a “registry user entity” as defined in the Regulations of the International Registry.

viii.                             LP is in full compliance with all laws and regulations applicable to it including (i) ensuring that no person who owns a controlling interest in or otherwise controls LP is or will be (Y) listed on the Specially Designated Nationals List maintained by the OFAC, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) (“Executive Order 13224”), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

b.                                      LP hereby covenants to MCM that at all times during the Term:

i.                                          LP will not without the authorization of MCM file any termination statement with respect to any UCC-1 financing statement that has been properly filed by MCM with respect to this Lease or take any action to release or discharge any Liens filed in favor of MCM at the FAA or the International Registry.

ii.                                       LP will remain in compliance in all material respects with all laws and regulations applicable to it, including (i) ensuring that no person who owns a controlling interest in or otherwise controls LP is or will be (Y) listed on the Specially Designated Nationals List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order 13224, any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable BSA laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

iii.                                    LP will remain duly qualified to do business wherever necessary to carry on its business and operations.

iv.                                   LP will not consolidate, reorganize or merge with any other corporation or entity or, without the consent of MCM, sell, convey, transfer or lease all or substantially all of its property.

v.                                      LP will perform all obligations of MCM under the CFE738 Turbofan Engine Customer Service Plan Executive Operator Contract between CFE Company and MCM, the GTCP36-150 Auxiliary Power Unit Maintenance Service Plan Executive Operator Contract between Honeywell and MCM and Corporate Aircraft Service Program Agreement between Rockwell Collins, Inc., Rockwell Collins Services and MCM (collectively, the “Assumed Support Contracts”) arising after the Commencement Date. For the sake of clarification and not by way of limitation, notwithstanding anything to the contrary in section 1 .g, the obligation to pay a minimum service charge under the Assumed Support Contracts for the contract year that includes the Commence Date will be deemed to arise after the Commencement Date.

vi.                                   LP will not use, or permit the Aircraft to be used, “predominately outside the United States” (as that phrase is used in Section 168(g)(1)(A) of the Internal Revenue Code of 1986, as amended) during any year.

18.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF MCM.

a.                                      MCM hereby represents and warrants to LP that on the date of this Lease and on the Commencement Date:

i.                                          MCM has adequate power and capacity to enter into, and perform under the Documents to which MCM is a party; register the international interests contemplated hereby and thereby; and is duly qualified to do business wherever necessary to carry on its present business and operations.

ii.                                       The Documents to which MCM is a party have been duly authorized, executed and delivered by MCM and constitute valid, legal and binding agreements, enforceable against MCM in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

iii.                                    No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by MCM of the Documents to which MCM is a party except such as have already been obtained or immaterial approvals, consents or withholdings of objections as may be obtained in the ordinary course of the business of MCM and do not materially impair the ability of MCM to perform its obligations hereunder.

iv.                                   The entry into and performance by MCM of the Documents to which MCM is a party do not: (i) violate any judgment, order, law or regulation applicable to MCM or any provision of MCM’s Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than pursuant to the Documents) to which MCM is a party.

v.                                      There are no suits or proceedings pending or, to the knowledge of MCM, threatened in court or before any commission, board or other administrative agency against or affecting MCM, which will have a material adverse effect on the ability of MCM to fulfill its obligations under this Lease.

vi.                                   MCM is registered as “registry user entity” as defined in the Regulations of the International Registry.

vii.                                MCM’s exact legal name is as set forth in the first sentence of this Lease and MCM is validly existing and in good standing under the laws of the State of its organization (specified in the first sentence of this Lease) and MCM is a “Citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code.

viii.                             The make, model, serial number and registration number of the Aircraft as set forth on Annex A are true and correct. There are no Liens in or on the Aircraft, other than those that result from the respective rights of MCM and LP as herein provided, or those that will be released no later than the Closing.

ix.                                   To the best of MCM’s knowledge, there is currently no accessory, device or equipment installed or located on the Aircraft that is a “defense article” (as such term is defined under the Arms Export Control Act or the International Traffic in Arms Regulation) and the Aircraft is not a “defense article” (as such term is defined under the Arms Export Control Act or the International Traffic in Arms Regulation).

x.                                      MCM is in full compliance with all laws and regulations applicable to it including (i) ensuring that no person who owns a controlling interest in or otherwise controls MCM is or will be (Y) listed on the Specially Designated Nationals List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order 13224, any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable BSA laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

b.                                      MCM hereby covenants to MCM that at all times during the Term:

i.                                          MCM will be a “Citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code.

ii.                                       MCM will remain in compliance in all material respects with all laws and regulations applicable to it, including (i) ensuring that no person who owns a controlling interest in or otherwise controls MCM is or will be (Y) listed on the Specially Designated Nationals List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order 13224, any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable BSA laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

iii.                                    MCM will remain duly qualified to do business wherever necessary to carry on its business and operations.

iv.                                   MCM is a “United States person” within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

19.       EARLY TERMINATION.

MCM may terminate this Lease on 10 days notice to LP following MCM’s entry into a bone fide agreement with an unrelated party to sell the Aircraft.

20.       MISCELLANEOUS:

a.                                      LP AND MCM HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LP AND MCM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBLEASE OR THE DOCUMENTS. THIS SUBLEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

b.                                      The Aircraft will remain MCM’s property and LP has only have the right to use the Aircraft as a lessee. Any cancellation or termination of this Lease, pursuant to the provisions of this Lease, will not release either party from its then outstanding obligations to the other party under this Lease.

c.                                       At the expiration or termination of this Lease so long as MCM has received indefeasible payment in full of all amounts then owed hereunder and LP has fulfilled all of its obligations hereunder in connection with the expiration or termination, each of LP and MCM will execute and deliver to Insured Aircraft Title Service, Inc. (or such other aircraft title and escrow company or law firm located in Oklahoma City, Oklahoma as may be agreed upon by MCM and LP) for filing with the FAA a termination and release of this Lease in recordable form to evidence and confirm the expiration or termination of this Lease and the release of the Aircraft from the terms and conditions hereof. MCM and LP will simultaneously take such actions as may be required to discharge MCM’s international interests with respect to the Aircraft pursuant to the Lease and the Documents. LP will promptly, upon MCM’s request and at MCM’s sole cost and expense, execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording, protecting or perfecting the interests of MCM in the Aircraft or otherwise created hereby or by the other Documents (including UCC, FAA, Cape Town Convention filings or other applicable filings and filings to evidence corrections, amendments, terminations and acknowledgments of assignment), and will take such other further action at MCM’s expense as MCM may reasonably request to establish and protect MCM’s interest under this Lease, the other Documents or otherwise with respect to the Aircraft. Other than as expressly provided herein, LP will not file any filings (including any corrective, amendment or termination filings) or financing statements relating to the Aircraft or the interests created hereby, without MCM’s prior written consent.

d.                                      All notices or other communications required or permitted under this Agreement will be in writing and be deemed duly given upon actual receipt when delivered personally, by mail, by a courier service that provides delivery receipts, or by facsimile that provides confirmation of delivery of all of the pages of such notice or communication (provided that any notice or communication that is received other than between 9 a.m. and 5 p.m. local time on a business day at the recipient’s location will be effective at the next succeeding 9 a.m. on a business day at that location). Notices must be addressed as specified in writing by the addressee from time to time, which initially is as shown on the attached Annex A. No objection may be made to the manner of delivery of any notice or communication in writing actually received by a party.

e.                                       This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS SUBLEASE OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS WILL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY TO THIS SUBLEASE.

f.                                        Time is of the essence of this Lease.

g.                                       THIS SUBLEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE AIRCRAFT. EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, THAT MAY ARISE OUT OF OR IN CONNECTION HEREWITH.

h.                                      This Lease may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument, and either of the parties hereto may execute this Lease by signing any such counterpart.

i.                                          Each party hereto agrees to keep confidential, the terms and provisions of the Documents and the transactions contemplated hereby and thereby (collectively, the “Transactions”) to the extent not included in the duplicate copy of this Lease that is to be filed with the FAA and it is not required or appropriate d to be described in securities filings by either MCM or LP; provided that either party may disclose the terms and provisions of the Documents and the Transactions (collectively, “Confidential Information”) (i) to its employees, officers, directors, agents, consultants, auditors, potential investors, attorneys and accountants, (ii) if it is reasonably believed by it to be compelled by any court decree, subpoena or other legal or administrative order or process, (iii) on the written advice of its counsel, otherwise required by law or necessary or appropriate in connection with any litigation or other proceeding to which it or its affiliates is a party, (iv) which becomes available to such party from a third party on a non-confidential basis, (v) as may be required to permit Escrow Holder or the Inspection Facility to perform the services contemplated by this Lease, or (vi) to the FAA.

j.                                         MCM and LP intend that this Lease constitute a true “lease” as such term is defined in Article 2A, and not a sale or retention of a security interest. LP hereby expressly waives the provisions of Article 13(2) of the Convention (it being understood that such waiver will not deemed any waiver of any claim for breach of quiet enjoyment LP may have against MCM) and MCM hereby expressly waives the provisions of Article 13(1) of the Convention.

k.                                      Any provision of this Lease that is determined to be prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, LP and MCM each hereby waives any provision hereof prohibited or unenforceable in any respect.

l.                                          The words “include,” “including” and variations thereof in this Lease will not be construed as limiting and will be deemed to be followed by the phrase “without limitation.” The article and section headings in this Lease are inserted as a matter of convenience and in no way define, limit, extend or interpret the scope of this Lease or of any particular article or section.

m.                                  Each party will keep confidential, and use only for the purpose of this Lease, all information pertaining to the business or the finances of the other party received from or on behalf of the other party in connection with this Lease (collectively, “Party Confidential Information”); provided that such party may disclose Party Confidential Information (i) to its employees, officers, directors, agents, consultants, auditors, attorneys and accountants to the extent that such personnel agree to maintain the confidentiality, and to limitations on the use, of the Party Confidential Information, (ii) if compelled by any court decree, subpoena or other legal or administrative order or process, provided that such party gives, to the extent reasonably practicable, prompt notice to the other party of any request or demand for disclosure so that the other party may seek to prevent such disclosure, (iii) as may otherwise required by law or legal process, or (iv) which becomes available to such party from a third party on a non-confidential basis.

n.                                      Each party will execute any further documents and writings and perform such other reasonable actions (other than making any payments other than required filing fees) that may be or become necessary or expedient to effectuate and carry out the Transactions.

o.                                      All payments required under this Lease will be in United States Dollars.

p.                                      Except as expressly stated to the contrary in this Agreement, each obligation that a party undertakes in this Agreement to perform or to cause to be performed will be performed or cause to be performed at such party’s sole cost and expense, regardless of whether the phrase “at its own cost and expense” is included in the undertaking.

21.       TRUTH-IN-LEASING.

a.                                      DURING THE TWELVE MONTHS PRECEDING THE DATE OF THIS LEASE, OR, IF SHORTER, THE PERIOD SINCE THE DELIVERY OF THE AIRCRAFT FROM ITS MANUFACTURER, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS (“FAR”). LP CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

b.                                      LP, AND NOT MCM, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM. LP AND MCM EACH CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

c.                                       AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

[The remainder of this page intentionally is blank.]

IN WITNESS WHEREOF, MCM and LP have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

MCM:		LP:

Moelis & Company Manager LLC		Moelis & Company Group LP
		By:	Moelis & Company Group GP LLC,
its general partner

By:	/s/ Osamu Watanabe		By:	/s/ Osamu Watanabe

Name:	Osamu Watanabe		Name:	Osamu Watanabe

Title:	Managing Director		Title:	General Counsel

ANNEX A

I.                                        Description

Dassault Aviation model Falcon 2000 which consists of the following components:

(a)         Airframe: Dassault Aviation (shown on the IR as DASSAULT AVIATION model Falcon 2000) aircraft bearing manufacturer’s serial number 105 and U.S. Registration No. N711PE.

(b)         Engines: Allied Signal model CFE-731-1-1B (shown on the IR as CFE model CFE738 )engines, serial numbers P105342 and P105378 (shown on the IR as 105342 and 105378) (which engines are 550 or more rated takeoff horsepower or the equivalent thereof).

together with all other property essential and appropriate to the operation of the Aircraft, including but not limited to all instruments, avionics, auxiliary power units, equipment and accessories attached to, connected with or related to the Aircraft, and all logs, manuals and other documents issued for, or reflecting use or maintenance of, the Aircraft and all remaining manufacturer’s and vendor’s warranties with respect to the foregoing (to the extent assignable), including the items shown on Exhibit A

(b)         Other accessories and optional equipment fitted or installed on the Aircraft or set forth on Exhibit A:

II.                                   Aircraft Markings (referenced in the MAINTENANCE Section of Lease)

(a)    Four-by-six inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

Moelis & Company Manager LLC, Owner and Lessor.

Moelis & Company Group, LP, Lessee,

under a Lease dated as of April 15, 2014,

has operational control of this aircraft.

(b)    Similar markings will be permanently affixed to each engine.

EXHIBIT A to ANNEX A

2000 Falcon 2000 l S/N: 105 l N711PE

AIRCRAFT LISTING DETAILS:

Total Hours:	5387

Total Landings:	2662

Engines: CFE-731-1-1B (on CSP)	#1 P105342	#2 P105378

Total Hours:	5181	5042

Engine Cycles:	698	698

APU: Garrett GTCP-36-150F2M (on MSP)

Total Hours:	4179

Engine Cycles:	592

AIRCRAFT HIGHLIGHTS:

•	U.S. Registered / Meticulously maintained
•	10 Passenger Seating Configuration
•	Engines Enrolled on CSP
•	APU Enrolled on MSP
•	Aircell ATG-4000 Gogo Biz In-Flight Internet
•	Fresh 2C Inspection April 2012 by Dassault
•	Dry Bay Mod c/w April 2010

AVIONICS

•	Collins 4-Tube EFIS 4000 Version 6.1
•	Collins APS-4002-1A Autopilot
•	Dual Collins VHF 422C Comms
•	Dual Collins VIR-432 Navs w/FM Immunity
•	Dual Collins ADF-462 ADFs
•	Dual Collins DME-422C DMEs w/8.33 Spacing
•	Dual Collins TDR-94 Mode “S” Enhanced Transponders
•	Collins RTA-858 Weather Radar
•	Collins AHC-85 AHRS
•	Dual Collins FMS-6100
•	Dual Collins 4000 GPS
•	Dual Honeywell Laseref IV
•	Collins TTR-920 TCAS II
•	Allied Signal Mark V Enhanced GPWS w/Windshear
•	Dual Collins ADC-850 Air Data Computers
•	Collins ALT 55-B Radar Altimeter
•	Aeronautics BDI-302A RMI
•	Collins PCD-3000 Data Loader
•	Collins DAU 4000 Data Acquisition Unit
•	Dual Cabin Inverter System
•	Magnastar C2000 Flight Phone w/Triple Handsets
•	Honeywell SCS 1000 SATCOM
•	Sundstrand SS Cockpit Voice Recorder
•	Sundstrand SS Flight Data Recorder
•	Dual Allied Signal KTR-953 HF’s w/SELCAL
•	Socata ELT 97 ELT

2000 Falcon 2000 l S/N: 105 l N711PE

HIGH DEFINITION CABIN BY FALCON:

•	RVSM/RNP5-10/MNPS
•	Aircell ATG-4000 Go-Go Biz In-Flight Internet & Voice Service
•	Airshow Genesys w/Worldwide Maps
•	DVD/CD Player
•	15” Bulkhead Monitor
•	Two (2) 8.5” Monitors & Dual 5” Monitors
•	Eight (8) Headsets
•	Co-Pilot Flight Display
•	Emergency Flight Display ADU
•	FMS Master System
•	XM Weather
•	Allied Signal AFIS w/Printer
•	Dual Davtron 877B Digital Clocks
•	Strobe, Anti-Collision, DeVore Tail Recognition Lights
•	Gross Weight Increase Mod

INTERIOR:

Ten (10) passenger fireblocked interior featuring a forward four (4) place club and aft four (4) place conference group opposite a two (2) place club. All individual chairs completed in beige leather. Interior designed in brown, coal and amber colored accents. Full service forward galley with Keurig coffee maker, warming pot, microwave and warming oven. Cabin entertainment system including Airshow, XM Weather, DVD/CD Player, eight (8) headsets, two (2) 8.5” Plug-In Monitors, two (2) 5” Plug-In Monitors and a 15” Bulkhead Monitor. Aft cabin private lavatory with vanity. New interior completed by Duncan Aviation, July 2007 including new wood veneer.

EXTERIOR:

Overall Off White Upper Fuselage, Nebula Lower Fuselage with Gold & Burgundy Accent Striping. New Paint by Duncan Aviation, July 2007

ANNEX B

MCM Address:	LP Address:
Moelis & Company Manager LLC	Moelis & Company Group LP
1999 Avenue of the Stars, Suite 1900	1999 Avenue of the Stars, Suite 1900
Los Angeles, CA 90056	Los Angeles, CA 90067
Attention: Chief Financial Officer	Attention: Chief Financial Officer
Facsimile: +1-310-443-8700	Facsimile: +1-310-443-8700
Telephone: +1-310-443-2300	Telephone: +1-310-443-2300

Capitalized terms not defined herein will have the meanings assigned to them in the Lease to which this Annex B is attached.

A.            Intentionally Left Blank.

B.            Financial Terms.

1.	Deposit:	$0
2.	Basic Term Commencement Date:	May 1, 2014
3.	Basic Term:	120 months.
4.	First Basic Term Rent Date:	May 1, 2014
5.	Basic Term Rent Dates:	1st day of each calendar month
6.	Last Basic Term Rent Date:	April 1, 2024
7.	Primary Hangar Location:	Van Nuys Airport, Van Nuys, CA
8.	MCM Federal Tax ID No.:	26-0360603
9.	LP Federal Tax ID No.:	20-8980370
10.	Expiration Date:	April 30, 2024
11.	Daily Lease Amount:	$2,031.23
12.	Basic Term Lease Amount:

Rental No.	Amount
1-120	$62,968.06

C. Tax Benefits.

Depreciation Deductions:

a.                        Depreciation Method: 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger deduction.

b.                        Recovery Period: 5 years.

c.                         Basis: $10,998,870

d.                        Date placed in service: July 1, 2010 (half-year convention).

D. Term and Rent.

1.      Interim Rent. For the period from and including the Commencement Date to the Basic Term Commencement Date (“Interim Period”), Lessee will pay as Rent for the Aircraft, the Daily Lease Amount set forth on this Annex B times the number of days in the Interim Period (“Interim Rent”). Interim Rent will be due at Closing.

2.      Basic Term Rent. On the Basic Term Commencement Date and on each Basic Term Rent Date thereafter (each, a “Rent Payment Date”) during the Basic Term, Lessee will pay as Rent (“Basic Term Rent”) the Basic Term Lease Amount set forth on this Annex B.

ANNEX C

Memorandum of Delivery

DATE:	, 2014
TIME:	PDT
PLACE:	Van Nuys, California

Moelis & Company Manager LLC (“MCM”) hereby delivers, and Moelis & Company Group LP (“LP”) hereby acknowledges receipt and accepts, the Dassault Aviation model Falcon 2000 aircraft, serial number 105, registration number N711PE, together with its Allied Signal model CFE-731-1-1B engines, serial numbers P105342 and P105378 (collectively, the “Aircraft”), and all loose equipment and documents in the Aircraft, on the date, time and location set forth above, in accordance with the Lease dated as of April 15, 2014 between MCM and LP (“Lease”).

At the time of delivery, the time and cycles of the Aircraft and its engines were as follows:

Aircraft	Engines
Total Time	Total Time	L-	R-
Total Cycles	Total Cycles	L-	R-

LP ACKNOWLEDGES AND CONFIRMS THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE AIRCRAFT AND AIRCRAFT DOCUMENTS AND, EXCEPT AS STATED ON EXHIBIT A, THE SAME ARE SATISFACTORY TO IT AND IN COMPLIANCE WITH THE LEASE AND THAT ITS EXECUTION AND DELIVERY OF THIS MEMORANDUM OF DELIVERY IS CONCLUSIVE EVIDENCE FOR ALL PURPOSES THAT THE AIRCRAFT AND AIRCRAFT DOCUMENTS ARE FULLY SATISFACTORY TO LP AND IN ACCORDANCE WITH THE LEASE.

LP:		MCM:

Moelis & Company Group LP		Moelis & Company Manager LLC
By:	Moelis & Company Group GP LLC
its general partner

	By:	By:

State of California	)
County of Los Angeles	)

On                               , 2014, before me, the undersigned, a Notary Public for the State of California, personally appeared                                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

State of California	)
County of Los Angeles	)

On                                       , 2014, before me, the undersigned, a Notary Public for said state, personally appeared                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

Exhibit A To Memorandum of Delivery

ANNEX D

Insurance Stipulated Loss Values

The Insurance Stipulated Loss Value of the Aircraft is the amount set forth below opposite the immediately preceding Rent Payment Date.

Rent Payment Date	Insurance Stipulated Loss Value	Rent Payment Date	Insurance Stipulated Loss Value	Rent Payment Date	Insurance Stipulated Loss Value
4/1/2014 —3/1/2015	$7,500,000	4/1/2017 — 3/1/2018	$6,825,000	4/1/2020 —3/1/2021	$6,150,000
4/1/2015 —3/1/2016	$7,275,000	4/1/2018 — 3/1/2019	$6,600,000	4/1/2021 — 3/1/2022	$5,925,000
4/1/2016 —3/1/2017	$7,050,000	4/1/2019 — 3/1/2020	$6,375,000	4/1/2022 — 3/1/2023	$5,700,000
				4/1/2023 — 4/1/2024	$5,475,000

ANNEX E

RETURN CONDITIONS

1. In accordance with section 11 of the Lease (RETURN OF AIRCRAFT), LP will comply with the following terms and conditions:

(a)     On the Return Date, LP (i) will have completed the next periodic inspection on each engine; (ii) will ensure that each engine has available operating hours until (a) the next scheduled “hot section” inspection of not less than the sum of 50% of the total operating hours available between such hot section inspections plus 500 hours and (b) the next scheduled major overhaul of not less than the sum of 50% of the total operating hours available between such major overhauls; and (iii) will ensure that the airframe has at least: (aa) one-half the available operating hours; and (bb) one-half the available operating months until the next scheduled C check allowable between C checks; and (iii) will ensure that the life limited components as detailed in chapter five of the Aircraft’s maintenance manual, Time Limits and Maintenance Checks, have at least one-half the available hours/cycles/months until next scheduled replacement.

(b)     If any of such engines or airframe does not meet the conditions set forth in paragraph (a) above, LP will pay MCM an amount equal to the sum of (I) for each engine, the product of: the current estimated cost of the next scheduled hot section inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator will be the remainder (0 if negative) of (x) the actual number of hours of operation since the previous hot section inspection minus 500 hours and also minus (y) 50% of the total operating hours allowable between hot section inspections, and the denominator will be the total operating hours allowable between hot section inspections, plus (ii) for each engine, the product of: the current estimated cost of the next scheduled major overhaul (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator will be the remainder (0 if negative) of (x) the actual number of hours of operation since the previous major overhaul minus (y) 50% of the total operating hours allowable between major overhauls, and the denominator will be the total operating hours allowable between major overhauls, plus (iii) the product of: the current estimated cost of the next scheduled C check (including in such estimated cost, all required replacement of life limited parts) multiplied by the greater fraction wherein the numerator will be the remainder (0 if negative) of (x) the actual number of respective operating hours or months of operation since previous C check, minus (y) 50% of the respective total operating hours or months of operation allowable between scheduled C checks, and the denominator will be the respective total operating hours or months of operation between C checks. All prorated inspection and/or overhaul charges, if any, will be payable as supplemental rent and will be due upon presentation to LP of an invoice setting forth in reasonable detail the calculation of such amounts due including the names of all sources used for the required cost estimates. (Unless both LP and MCM agree to alternative source(s), the manufacturers of the airframe and engines will be used as the sources for all cost estimates.)

ANNEX F

Memorandum of Delivery

DATE:	, 20
TIME:	_ST
PLACE: ,

Moelis & Company Group LP (“LP”) hereby delivers, and Moelis & Company Manager LLC (“MCM”) hereby acknowledges receipt and accepts, the Dassault Aviation model Falcon 2000 aircraft, serial number 105, registration number N711PE, together with its Allied Signal model CFE-731-1-1B engines, serial numbers P105342 and P105378 (collectively, the “Aircraft”), and all loose equipment and documents in the Aircraft, on the date, time and location set forth above, in accordance with the Lease dated as of April 15, 2014 between MCM and LP (“Lease”).

At the time of delivery, the time and cycles of the Aircraft and its engines was as follows:

Aircraft	Engines
Total Time	Total Time	L-	R-
Total Cycles	Total Cycles	L-	R-

MCM ACKNOWLEDGES AND CONFIRMS THAT IT HAS ACCEPTED THE AIRCRAFT AND AIRCRAFT DOCUMENTS AND, EXCEPT AS STATED ON EXHIBIT A AND WITHOUT WAIVING ITS RIGHTS UNDER SECTION 11 OF THE LEASE, THAT ITS EXECUTION AND DELIVERY OF THIS MEMORANDUM OF DELIVERY IS CONCLUSIVE EVIDENCE FOR ALL PURPOSES THAT IT HAS RECEIVED AND ACCEPTED THE AIRCRAFT AND AIRCRAFT DOCUMENTS, WHICH ACCEPTANCE IS WITHOUT PREJUDICE TO MCM’S RIGHT TO INSPECT THE AIRCRAFT OR TO REQUIRE LP TO PERFORM ITS OBLIGATIONS UNDER SECTION 11 OF THE LEASE.

LP:		MCM:

Moelis & Company Group LP		Moelis & Company Manager LLC
By:	Moelis & Company Group GP LLC
its general partner

	By:	By:

of	)
Country of	)

On                                             , 20    , before me, the undersigned, a Notary Public for said state, personally appeared                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of said state that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

of	)
County of	)

On                                                                     , 20    , before me, the undersigned, a Notary Public for said state, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of said state that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

Exhibit A To Memorandum of Delivery